Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Registration Nos. 333-195380, 333-217771 and 333-231262) on Form S-8 of 22nd Century Group, Inc. of our report dated March 11, 2021, relating to the consolidated financial statements of 22nd Century Group, Inc. appearing in the Annual Report on Form 10-K filed by 22nd Century Group, Inc. for December 31, 2020.

/s/ Freed Maxick CPAs, P.C.

Buffalo, New York

May 28, 2021